Exhibit 99.1

Contact:	Jason B. Cagle
Chief Financial Officer
(972) 713-3500

UNITED SURGICAL PARTNERS INTERNATIONAL

ANNOUNCES FIRST QUARTER 2014 RESULTS

Dallas, Texas (May 7, 2014) – United Surgical Partners International, Inc. (“USPI” or the “Company”) today announced results for the first quarter ended March 31, 2014.

First Quarter Financial Results

For the quarter ended March 31, 2014, consolidated net revenues were essentially flat at $145.3 million compared with $145.1 million in the prior year period, driven by a decline in same store cases of 3.1%. Operating income for the first quarter decreased 18% to $47.6 million, as compared with $58.2 million for the prior year period. Operating income margins were negatively impacted during the quarter by significant strategic investments in the infrastructure of the Company as well as the consolidation of a hospital that previously was not consolidated, and which operates at a lower margin than the rest of the Company’s facilities. EBITDA less noncontrolling interests decreased 17% to $39.7 million in the first quarter of 2014 compared with $47.8 million for the prior year period.

Cash flows from operating activities for the first quarter of 2014 totaled $61.0 million compared with $38.6 million in the prior year period, driven by timing of distributions from joint ventures with health system partners and a decrease in tax payments in the quarter. During the first quarter of 2014, the Company and its consolidated subsidiaries invested $2.0 million in maintenance capital expenditures and an additional $0.9 million to invest in the infrastructure of existing facilities.

Systemwide Financial Results

Due to the Company’s partnerships with physicians and prominent healthcare systems, the Company does not consolidate the financial results of the majority of its facilities. While revenues of the Company’s unconsolidated facilities are not recorded as revenues by USPI, equity in earnings of unconsolidated affiliates is a significant portion of the Company’s overall earnings. To help analyze results of operations, management uses systemwide operating measures such as systemwide revenue growth, which includes revenues of both consolidated and unconsolidated facilities. In addition to overall systemwide revenue growth, USPI calculates growth rates and operating margins for the facilities that were operational in both the current and prior year periods, a group the Company refers to as same-store or same-facility. This group also consists of both consolidated and unconsolidated facilities. At March 31, 2014, 150 of the 215 facilities the Company operated were not consolidated. For the first quarter, the systemwide revenues of the facilities operated by the Company were essentially flat year-over-year.

Development Activity

During the quarter, the Company acquired two facilities and closed one facility. Subsequent to the end of the quarter, the Company acquired another facility. The Company expects to add five to 10 additional facilities in the remainder of 2014.

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United Surgical Partners Announces First Quarter 2014 Results

May 7, 2014

Conclusion

Commenting on the results, William H. Wilcox, USPI’s chief executive officer, said, “This was a challenging start to 2014 for USPI, with a combination of severe weather in certain markets and continuing change in insurance plan design impacting first quarter volumes. In addition, the consolidation of a lower margin hospital, together with the significant infrastructure and strategic investments we have made in the recent year, has adversely impacted our results. We remain comfortable with our long-term strategy, optimistic about our development pipeline and believe the capabilities we are building will be beneficial long-term to our partnerships with prominent health systems and physicians.”

The live broadcast of USPI’s first quarter conference call will begin at 5:00 p.m. Eastern Time today May 7, 2014. A 30-day online replay will be available approximately an hour following the conclusion of the live broadcast. A link to these events can be found on the Company’s website at www.uspi.com. Additional financial information pertaining to United Surgical Partners International may be found by visiting the Investor Relations section of the Company’s website.

USPI, headquartered in Dallas, Texas, currently has ownership interests in or operates 216 facilities, of which 148 are jointly owned with not-for-profit healthcare systems.

The above includes forward-looking statements based on current management expectations. Numerous factors exist that may cause results to differ from these expectations. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties relating to the Company, including without limitation, (i) reduction in reimbursement from payors; (ii) the Company’s ability to attract physicians and retain qualified management and personnel; (iii) the Company’s significant leverage; (iv) geographic concentrations of certain of the Company’s operations; (v) risks associated with the Company’s acquisition and development strategies; (vi) the regulated nature of the healthcare industry; (vii) the highly competitive nature of the healthcare business; and (viii) those risks and uncertainties described from time to time in the Company’s filings with the Securities and Exchange Commission. Therefore, the Company’s actual results may differ materially. The Company undertakes no obligation to update any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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United Surgical Partners Announces First Quarter 2014 Results

May 7, 2014

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.

Unaudited Condensed Consolidated Statements of Income

(in thousands, except number of facilities)

	Three Months Ended March 31,
	2014	2013
Revenues	$145,301	$145,108
Equity in earnings of unconsolidated affiliates	17,882	19,325
Operating expenses:
Salaries, benefits and other employee costs	41,896	39,013
Medical services and supplies	24,555	22,836
Other operating expenses	27,886	24,591
General and administrative expenses	11,785	9,904
Provision for doubtful accounts	1,988	3,044
Net loss (gain) on deconsolidations, disposals and impairments	1,014	(101)
Depreciation and amortization	6,485	6,903

Total operating expenses	115,609	106,190

Operating income	47,574	58,243
Interest expense, net	(23,099)	(28,560)

Income from continuing operations before income taxes	24,475	29,683
Income tax expense	(3,501)	(4,857)

Income from continuing operations	20,974	24,826
Discontinued operations, net of tax	(332)	—

Net income	20,642	24,826
Less: Net income attributable to noncontrolling interests	(15,412)	(17,240)

Net income attributable to USPI’s common stockholder	$5,230	$7,586

Supplemental Data:
Facilities operated at period end	215	214

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United Surgical Partners Announces First Quarter 2014 Results

May 7, 2014

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2014	Dec. 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$57,987	$78,741
Available for sale securities	10,335	10,802
Accounts receivable, net of allowance for doubtful accounts of $9,139 and $10,236, respectively	46,208	51,608
Other receivables	29,024	24,191
Inventories of supplies	9,003	9,049
Deferred tax assets, net	22,690	22,333
Other	18,837	16,076

Total current assets	194,084	212,800
Property and equipment, net	130,331	132,474
Investments in unconsolidated affiliates	505,009	521,833
Goodwill and intangible assets, net	1,591,170	1,585,401
Other	29,122	28,176

Total assets	$2,449,716	$2,480,684

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$18,015	$17,407
Accrued expenses and other	243,942	278,876
Current portion of long-term debt	18,758	18,916

Total current liabilities	280,715	315,199
Long-term debt	1,451,252	1,454,692
Other liabilities	220,979	217,573

Total liabilities	1,952,946	1,987,464
Noncontrolling interests - redeemable	171,771	166,578
USPI stockholder’s equity	278,377	279,622
Noncontrolling interests - nonredeemable	46,622	47,020

Total equity	324,999	326,642

Total liabilities and equity	$2,449,716	$2,480,684

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United Surgical Partners Announces First Quarter 2014 Results

May 7, 2014

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.

Key Operating Statistics

(in thousands, except for number of facilities, cases and percentages)

	Three Months Ended March 31,
	2014	2013	% Change
Systemwide same-facility statistics(1) (2):
Facility cases	221,772	228,869	(3.1)%
Net revenue/case	$2,332	$2,266	2.9%
Net revenue	$517,085	$518,580	(0.3)%
Facility operating income margin(3)	21.2%	23.4%	(220	) bps
Other:
Total consolidated facilities	65	64
EBITDA less noncontrolling interests(4)
GAAP operating income	$47,574	$58,243	(18.3)%
Depreciation and amortization	6,485	6,903
Net loss (gain) on deconsolidations, disposals and impairments	1,014	(101)

EBITDA	55,073	65,045
Net income attributable to noncontrolling interests	(15,412)	(17,240)

EBITDA less noncontrolling interests	$39,661	$47,805	(17.0)%

(1)	Excludes de novo facilities in their first year of operations. Includes facilities accounted for under the equity method as well as consolidated facilities.
(2)	Statistics for acquired facilities are included in both periods.
(3)	Calculated as operating income divided by net revenue.
(4)	EBITDA and EBITDA less noncontrolling interests are not measures defined under generally accepted accounting principles (GAAP). The Company believes EBITDA and EBITDA less noncontrolling interests are important measures for purposes of allocating resources and assessing performance. EBITDA, which is computed by adding operating income, depreciation and amortization, and net loss (gain) on deconsolidations, disposals and impairments, is commonly used as an analytical indicator within the healthcare industry and also serves as a measure of leverage capacity and debt service ability. EBITDA less noncontrolling interests, which is computed by subtracting net income attributable to noncontrolling interests from EBITDA, adjusts both years’ EBITDA to reflect that the Company does not own 100% of each facility. EBITDA and EBITDA less noncontrolling interests should not be considered as measures of financial performance under GAAP, and the items excluded from EBITDA and EBITDA less noncontrolling interests are significant components in understanding and assessing financial performance. Because EBITDA and EBITDA less noncontrolling interests are not measurements determined in accordance with GAAP and are thus susceptible to varying calculation methods, EBITDA and EBITDA less noncontrolling interests as presented by United Surgical Partners International may not be comparable to similarly titled measures of other companies.

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